Exhibit 21

CUMMINS INC.

SUBSIDIARIES OF THE REGISTRANT

Entity	Location or Place of Incorporation
35601 Yukon, Inc.	Canada
Auto Diesels Power Plant Ltd.	United Kingdom
AvK Deutschland Verwaltungs GmbH	Germany
AvK/SEG Holding Beteiligungs GmbH	Germany
AvK SEG (India) Power Ltd.	India
CBM Technologies Pty. Ltd.	Australia
Coil Systems GmbH	Germany
Consolidated Diesel Company	North Carolina
Consolidated Diesel of North Carolina Inc.	North Carolina
Consolidated Diesel, Inc.	Delaware
Cummins	Belgium
Cummins Americas, Inc.	Indiana
Cummins Argentina-Servicios Mineros S.A.	Argentina
Cummins Austria GmbH	Austria
Cummins Auto Services Ltd.	India
Cummins (Beijing) Co. Ltd.	China
Cummins Belgium N.V.	Belgium
Cummins Botswana (Pty.) Ltd.	Botswana
Cummins Brasil Ltda.	Brazil
Cummins Canada Limited	Canada
Cummins Capital Trust I	Delaware
Cummins Caribbean LLC	Puerto Rico
Cummins CDC Holding Inc.	Indiana
Cummins Child Development Center, Inc.	Indiana
Cummins (China) Investment Co. Ltd.	China
Cummins Comercializadora S. de R.L. de C.V.	Mexico
Cummins Corporation	Indiana
Cummins Czech Republic s.r.o.	Czech Republic
Cummins de Centro America (Pty.) Ltda.	Costa Rica
Cummins Deutschland GmbH	Germany
Cummins Diesel International Ltd.	Barbados
Cummins Diesel Sales Corporation	Indiana
Cummins East Asia Research & Development Company Ltd.	India
Cummins Eastern Canada LP	Canada
Cummins Eastern Canada Management Inc.	Canada
Cummins Emission Solution (China) Co., Ltd.	China
Cummins Emission Solutions Inc.	Indiana
Cummins Emissions Solutions (Pty.) Ltd.	South Africa
Cummins Engine (Beijing) Co. Ltd.	China
Cummins Energetica Ltda.	Brazil
Cummins Energy Solutions Business North Europe NV/SA	Belgium
Cummins Engine Holding Co., Inc.	Indiana
Cummins Engine IP, Inc.	Delaware
Cummins Engine Venture Corporation	Indiana
Cummins Exhaust India Limited	India
Cummins Filial Colombia S.A.	Colombia
Cummins Filtracion S. de R.L. de C.V.	Mexico
Cummins Filtration GmbH	Germany
Cummins Filtration Inc.	Indiana
Cummins Filtration International Corp.	Indiana
Cummins Filtration IP, Inc.	Delaware

CUMMINS INC.

SUBSIDIARIES OF THE REGISTRANT

Entity	Location or Place of Incorporation
Cummins Filtration Ltd.	Korea
Cummins Filtration SARL	France
Cummins Filtration (Shanghai) Co. Ltd.	China
Cummins Filtration Trading (Shanghai) Co., Ltd.	China
Cummins Filtros Ltda.	Brazil
Cummins Financial, Inc.	Delaware
Cummins Fuel Systems (Wuhan) Co. Ltd.	China
Cummins Funding Corporation	Delaware
Cummins Generator Technologies Americas Inc.	Pennsylvania
Cummins Generator Technologies (China) Co., Ltd.	China
Cummins Generator Technologies GmbH	Germany
Cummins Generator Technologies India Ltd.	India
Cummins Generator Technologies Italy	Italy
Cummins Generator Technologies Limited	United Kingdom
Cummins Generator Technologies Mexico S de R.L. de C.V.	Mexico
Cummins Generator Technologies Norway	Norway
Cummins Generator Technologies Romania S.A.	Romania
Cummins Generator technologies Spain S.A.	Spain
Cummins Ghana Limited	Ghana
Cummins Holland B.V.	The Netherlands
Cummins Hong Kong Ltd.	Hong Kong
Cummins India Ltd.	India
Cummins Intellectual Property, Inc.	Delaware
Cummins International Finance Corporation	Delaware
Cummins Italia S.P.A.	Italy
Cummins Japan Ltd.	Japan
Cummins Juarez, S.A. de C.V.	Mexico
Cummins Korea Ltd.	Korea
Cummins Lebanon	Lebanon
Cummins LLC Member, Inc.	Delaware
Cummins Ltd.	United Kingdom
Cummins Makina Sanayi ve Ticaret Limited Sirketi	Turkey
Cummins Middle East FZE	Dubai
Cummins Natural Gas Engines, Inc.	Delaware
Cummins New Zealand Limited	New Zealand
Cummins Norway AS	Norway
Cummins Olayan Energy Limited	Saudi Arabia
Cummins Power Generation (China) Co., Ltd.	China
Cummins Power Generation Deutschland GmbH	Germany
Cummins Power Generation Foreign Holdings, Ltd.	Delaware
Cummins Power Generation Inc.	Delaware
Cummins Power Generation Limited	United Kingdom
Cummins Power Generation Mali S.A.	South Africa
Cummins Power Generation (S) Pte. Ltd.	Singapore
Cummins Power Generation (U.K.) Limited	United Kingdom
Cummins PowerGen IP, Inc.	Delaware
Cummins Power Rent (SEA) Pte. Ltd.	Singapore
Cummins Power Rent Comercio e Locacao, Ltda.	Brazil
Cummins Power Systems LLC	Pennsylvania
Cummins Research and Technology India Ltd.	India
Cummins S, de R.L. de C.V.	Mexico

CUMMINS INC.

SUBSIDIARIES OF THE REGISTRANT

Entity	Location or Place of Incorporation
Cummins Sales and Services (India) Ltd.	India
Cummins Sales and Service Korea Co., Ltd.	Korea
Cummins Sales and Service Philippines Inc.	Philippines
Cummins Sales and Service (Singapore) Pte. Ltd.	Singapore
Cummins Sales and Service Thailand	Thailand
Cummins-Scania High Pressure Injection, LLC	Delaware
Cummins (Shanghai) Company Limited	China
Cummins Shanghai Services & Trading Co. Ltd.	China
Cummins South Africa (Pty.) Ltd.	South Africa
Cummins South Pacific Pty. Limited	Australia
Cummins Spain, S.L.	Spain
Cummins Trade Receivables, LLC	Delaware
Cummins Turbo Technologies B.V.	The Netherlands
Cummins Turbo Technologies de Mexico S.A. de C.V.	China
Cummins Turbo Technologies Limited	India
Cummins Turbo Technologies Limited	United Kingdom
Cummins U.K. Holdings Ltd.	United Kingdom
Cummins U.K. Limited	United Kingdom
Cummins Vendas e Servicos de Motores e Geradores Ltda.	Brazil
Cummins Venture Corporation	Delaware
Cummins Xiangfan Machining Co. Ltd.	China
Cummins Yemen LLC	Yemen
Cummins Zambia Ltd.	Zambia
Cummins Zimbabwe Pvt. Ltd.	Zimbabwe
Dieselcomp, Inc.	Indiana
Distribuidora Cummins S.A.	Argentina
Industria Automotores de Nordeste S.A.	Brazil
Industria e Comercio Cummins Ltda.	Brazil
Markon Engineering Company Ltd.	United Kingdom
Mining Quality Corporation	Indiana
MRC Auto Solutions Pvt. Ltd.	India
Nelson-Burgess, Ltd.	United Kingdom
Newage (Asia Pacific) Pte. Ltd.	Singapore
Newage Engineers GmbH	Germany
Newage Engineers Pty. Ltd.	Australia
Newage Ltd. (U.K.)	United Kingdom
Newage Machine Tools Ltd.	United Kingdom
NWMW, Inc.	California
OOO Cummins	Russia
Petbow Limited	United Kingdom
PGI (Overseas Holdings) B.V.	Holland
Power Group International (Overseas Holdings) Ltd.	United Kingdom
Power Group International Ltd.	United Kingdom
Quality Used Parts, Inc.	Canada
SC Cummins Romania Srl	Romania
Shanghai Fleetguard International Trading Co.	China
Shenzhen Chongfa Cummins Co. Ltd.	Hong Kong
Supreme Holdings Limited	Singapore
Swagman Australia Pty. Ltd.	Australia
Turbo Drive Ltd.	Hong Kong
Turbo Drive (Shenzhen) Limited	China

CUMMINS INC.

SUBSIDIARIES OF THE REGISTRANT

Entity	Location or Place of Incorporation
Wuxi Cummins Turbo Technologies Co. Ltd.	China
Xiangfan Fleetguard Exhaust System Company	China